EXHIBIT 99.1

NEWS RELEASE
	Contacts:	Michael W. Harlan, COO/CFO
U.S. Concrete, Inc.
713-499-6200

FOR IMMEDIATE RELEASE		Jack Lascar, Partner
Lisa Elliott, Vice President
DRG&E / 713-529-6600

U.S. CONCRETE REPORTS IMPROVED

THIRD QUARTER 2004 RESULTS

•	Reports earnings of $0.28 per share
•	Revenues increased 5.2 percent
•	Provides fourth quarter and updates full year guidance

HOUSTON, TEXAS – NOVEMBER 4, 2004 – U.S. Concrete, Inc. (NASDAQ: RMIX) today reported results for the three and nine months ended September 30, 2004.

THIRD QUARTER 2004 RESULTS

Revenues in the third quarter of 2004 increased 5.2 percent to $148.3 million compared to $140.9 million in the third quarter of 2003. The revenue increase was primarily attributable to a 4.3 percent average sales price increase realized in the Company’s core ready-mixed concrete operations. For the third quarter of 2004, net income rose 27.9 percent to $8.0 million, or $0.28 per diluted share on 28.8 million shares, compared to $6.2 million, or $0.22 per diluted share on 28.3 million shares, in the third quarter of 2003.

Gross profit in the third quarter of 2004 increased 6.7 percent to $30.1 million compared to $28.2 million in the year ago quarter. Selling, general and administrative expenses were $11.5 million compared to $10.7 million for the third quarter of 2003. As a percentage of revenues, SG&A expenses increased from 7.6% in the third quarter of last year to 7.8% in the third quarter of 2004.

The third quarter of 2004 results reflect an effective tax rate of approximately 30 percent due to a loss on early extinguishment of debt recorded in the first quarter of 2004. Assuming a normalized effective tax rate of 40 percent, non-GAAP net income for the third quarter of 2004 would have been $6.9 million, or $0.24 per diluted share. In addition, the third quarter of 2004 results include $0.4 million in stock compensation expense, which was generated by the granting of restricted shares in lieu of stock options under the Company’s long-term equity incentive plan. SG&A before stock compensation expense as a percentage of revenues during the third quarter of this year would have been flat with last year’s third quarter.

“We continue to pursue our operating strategy, and are pleased with our revenue and margin expansion in the third quarter of 2004,” stated Eugene P. Martineau, U.S. Concrete’s Chief Executive Officer. “Many of our operations continue to benefit from the impact of price increases that we have been implementing throughout the year, which have been partially offset by increases in our raw material costs. We view the current business environment as favorable to our strategic objective of growing the Company and we remain alert to possibilities for expansion of our existing markets, as well as our geographic reach and service offerings.”

YEAR-TO-DATE 2004

For the nine months ended September 30, 2004, revenues increased 7.6 percent to $377.2 million compared to revenues of $350.6 million for the first nine months of 2003. Gross profit increased 10.0 percent to $68.1 million in the first nine months of 2004 compared to $61.9 million during the same period of 2003. Gross margin as a percentage of revenues increased from 17.6 percent in the first nine months of 2003 to 18.1 percent in the first nine months of 2004. The net loss for the first nine months of 2004 was $10.6 million, or $0.37 per share on 28.2 million shares, which includes the $28.8 million loss on early extinguishment of debt recorded in the first quarter of 2004. Excluding the loss on early extinguishment of debt and assuming a normalized effective tax rate of 40 percent, non-GAAP net income for the first nine months of 2004 would have been $8.0 million, or $0.28 per diluted share, compared to a net income of $5.8 million, or $0.21 per diluted share, during the same period last year.

A reconciliation of our net income and loss for the third quarter and first nine months of 2004, respectively, to our non-GAAP net income for the third quarter and first nine months of 2004 excluding the loss on early retirement of debt and assuming a normalized effective tax rate of 40 percent is included in the attached table.

OUTLOOK

The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential effect of any acquisitions or divestitures that may be completed after the date of this press release.

U.S. Concrete expects revenues for the fourth quarter of 2004 in the range of $118 million to $123 million and net income per diluted share in the range of $0.09 to $0.14. The Company now expects full year 2004 revenue in the range of $495 million to $500 million and a net loss per share in the range of $0.21 to $0.26. The expected net loss for the year includes the $28.8 million loss on the early extinguishment of debt recognized in the first quarter. Excluding this loss, the Company expects net income per diluted share in the range of $0.38 to $0.43 for the full year 2004.

CONFERENCE CALL

U.S. Concrete has scheduled a conference call for Thursday, November 4, 2004, at 9:30 a.m. Eastern Time to review its third quarter 2004 results. To participate in the call, dial 303-262-2130 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available through Thursday, November 11, 2004. To access the replay, dial 303-590-3000 using the pass code 11011569.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call on the Company’s website at www.us-concrete.com within the investor relations section of the site.

U.S. Concrete provides ready-mixed concrete and related concrete products and services to the construction industry in several major markets in the United States. The Company has 91 fixed and seven portable ready-mixed concrete plants, eight pre-cast concrete plants, three concrete block plants and one aggregates quarry. During 2003, these facilities produced approximately 5.0 million cubic yards of ready-mixed concrete, 7.5 million eight-inch equivalent block units and 1.0 million tons of aggregates. For more information on U.S. Concrete visit http://www.us-concrete.com

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Forward-looking information includes, but is not limited to, statements regarding expected revenues and earnings per share for the fourth quarter of 2004 and the full year 2004. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; access to sufficient capital to fund U.S. Concrete’s desired growth; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete’s business; adverse weather; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2003, and the Company’s subsequent Quarterly Reports on Form 10-Q.

(Tables to Follow)

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Sales	$148,252	$140,885	$377,193	$350,562
Cost of goods sold before depreciation, depletion and amortization	118,157	112,674	309,108	288,653

Gross profit before depreciation, depletion and amortization	30,095	28,211	68,085	61,909
Selling, general and administrative expenses	11,533	10,689	33,899	31,619
Depreciation, depletion and amortization	3,170	3,278	9,351	9,016

Income from operations	15,392	14,244	24,835	21,274
Interest expense, net	4,134	4,128	12,247	12,407
Loss on early extinguishment of debt	—	—	28,781	—
Other income, net	207	314	769	718

Income (loss) before income taxes	11,465	10,430	(15,424)	9,585
Income tax provision (benefit)	3,478	4,186	(4,858)	3,834

Net income (loss)	$7,987	$6,244	$(10,566)	$5,751

Basic net income (loss) per share	$0.28	$0.22	$(0.37)	$0.21

Diluted net income (loss) per share	$0.28	$0.22	$(0.37)	$0.21

Basic common shares outstanding	28,279	28,172	28,202	27,947

Diluted common shares outstanding	28,792	28,265	28,202	28,002

Effective tax rate	30%	40%	31%	40%

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$25,348	$7,111
Trade accounts receivable, net	85,797	64,086
Inventories, net	20,450	18,104
Prepaid expenses	3,160	2,566
Other current assets	24,786	17,604

Total current assets	159,541	109,471

Property, net	118,760	121,022
Goodwill	165,265	165,226
Other assets	11,120	5,255

Total assets	$454,686	$400,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt	$—	$13,610
Accounts payable and accrued liabilities	71,313	57,920

Total current liabilities	71,313	71,530

Debt, net of current maturities	200,988	141,429
Other long-term liabilities	15,180	11,304

Total liabilities	287,481	224,263

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	29	29
Additional paid-in capital	166,716	164,123
Retained earnings	4,279	14,845
Treasury stock, at cost	(280)	—
Unearned compensation	(3,539)	(2,286)

Total stockholders’ equity	167,205	176,711

Total liabilities and stockholders’ equity	$454,686	$400,974

U.S. CONCRETE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES	$15,291	$13,669

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment, net of disposals of $553 and $2,401	(5,996)	(6,878)
Payments for acquisitions, net of cash received of $1,081	—	(5,814)
Other investing activities	(149)	(581)

Net cash used by investing activities	(6,145)	(13,273)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	264,000	257
Repayments of borrowings	(219,039)	(26)
Debt retirement costs	(25,851)	—
Debt issuance costs	(10,259)	(366)
Purchase of treasury stock	(280)	—
Other financing activities	520	640

Net cash provided by financing activities	9,091	505

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,237	901
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,111	4,685

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$25,348	$5,586

U.S. CONCRETE, INC.

ADDITIONAL STATISTICS

(In thousands, unless otherwise noted; unaudited)

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which are used in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our EBITDA, EBITDA margin and Free Cash Flow for the three and nine months ended September 30, 2004 and (2) corresponding reconciliations to GAAP financial measures for the three and nine months ended September 30, 2004. We have also included in the table below our Same Plant Sales for the three and nine months ended September 30, 2004, and Same Plant Sales Variance Breakdown for the three and nine months ended September 30, 2004, as compared to the prior year periods. Additionally, we have included certain Ready-Mixed Concrete Statistics for the three and nine months ended September 30, 2004.

We define Same Plant Sales as our historical sales adjusted to reflect the assumption that all acquisitions occurred on January 1 of the prior year. We have included Same Plant Sales as a supplemental disclosure because our management believes that it provides a useful measurement of internal growth of our operations.

We define EBITDA as our income (loss) from operations plus other income and noncash impairments, depreciation, depletion and amortization. We define EBITDA margin as the amount determined by dividing EBITDA by total sales. We have included EBITDA and EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use EBITDA to monitor and compare the financial performance of our operations. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of EBITDA may not be comparable to similarly titled measures other companies report.

We define Free Cash Flow as cash provided by operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2004
Same Plant Sales (in millions)	$148.3	$377.2

Same Plant Sales Variance Breakdown from comparable period in prior year:
Ready-mixed concrete volume	0.4%	3.3%
Ready-mixed concrete average price	4.3%	3.2%
Other concrete-related product sales	0.5%	1.1%

Same plant sales	5.2%	7.6%

Ready-Mixed Concrete Statistics based on Same Plant Sales:
Average price per cubic yards (in dollars)	$76.12	$75.33
Volume in cubic yards (in millions)	1.49	3.85

EBITDA reconciliation:
Net income (loss)	$7,987	$(10,566)
Income tax provision (benefit)	3,478	(4,858)
Loss on early extinguishment of debt	—	28,781
Interest expense	4,134	12,247
Depreciation, depletion and amortization	3,170	9,351

EBITDA	$18,769	$34,955

EBITDA margin	12.7%	9.3%

Free Cash Flow reconciliation:
Net cash provided by operations	$11,146	$15,291
Less capital expenditures, net of disposals of $141 and $553	(1,590)	(5,996)

Free Cash Flow	$9,556	$9,295

U.S. CONCRETE, INC. AND SUBSIDIARIES

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A Non-GAAP Financial Measure)

(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

We have provided non-GAAP adjusted earnings per share information for the three and nine months ended September 30, 2004 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net income and earnings per diluted share after excluding the effects of the loss on early extinguishment of debt of $28.8 million, presented as an ordinary loss in the first quarter of 2004, and applying a 40% effective tax rate. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results and assuming a normalized effective tax rate. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for the three and nine months ended September 30, 2004 is as follows:

	Three Months Ended September 30, 2004
	GAAP Results	NON-GAAP Adjustments	NON-GAAP Adjusted Results
Sales	$148,252	$—	$148,252
Cost of goods sold	118,157	—	118,157

Gross profit	30,095	—	30,095
Selling, general and administrative expenses	11,534	—	11,534
Depreciation, depletion and amortization	3,170	—	3,170

Income from operations	15,391	—	15,391
Interest expense, net	4,134	—	4,134
Loss on early extinguishment of debt	—	—	—
Other income, net	207	—	207

Income before income taxes	11,464	—	11,464
Income tax expense	3,477	1,108	4,585

Net income	$7,987	$(1,108)	$6,879

Diluted net income per share	$0.28		$0.24

Diluted common shares outstanding	28,792		28,792

	Nine Months Ended September 30, 2004
	GAAP Results	NON-GAAP Adjustments	NON-GAAP Adjusted Results
Sales	$377,193	$—	$377,193
Cost of goods sold	309,108	—	309,108

Gross profit	68,085	—	68,085
Selling, general and administrative expenses	33,899	—	33,899
Depreciation, depletion and amortization	9,351	—	9,351

Income from operations	24,835	—	24,835
Interest expense, net	12,247	—	12,247
Loss on early extinguishment of debt	28,781	(28,781)	—
Other income, net	769	—	769

Income (loss) before income taxes	(15,424)	28,781	13,357
Income tax expense (benefit)	(4,858)	10,201	5,343

Net income (loss)	$(10,566)	$18,580	$8,014

Diluted net income (loss) per share	$(0.37)		$0.28

Diluted common shares outstanding	28,202		28,534